Form Approved by the Board on December 12, 2008
                                                    Exhibit 10.3(g)

Form of

FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

[Date]

[Name]
[Address]

In accordance with the terms of the Amended and Restated Omnibus Incentive Plan (the “Plan”) maintained by FPIC Insurance Group, Inc. (the “Company”), pursuant to action of the Budget and Compensation Committee of the Company’s Board of Directors (acting as the “Committee” as defined in the Plan), the Company hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Restricted Stock Award Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted shares of Company common stock (the “Restricted Stock”), as set forth below:

Date of Grant:	_________________________________
Number of Shares of Restricted Stock:	_________________________________
Vesting Period:	Date of Grant through ________________
Performance Goal:	N/A
Vesting Schedule:
The Shares of Restricted Stock subject to this Award shall vest as follows:
1/3 shall vest on ____________________;
1/3 shall vest on ____________________; and
1/3 shall vest on ____________________; provided, that the Participant remains employed through each such vesting date.

Post-Vesting Retention and Restrictions on Transfer:
After vesting, the Shares issued to the Participant pursuant to the Award will be subject to such retention requirements and restrictions on transfer as the Committee shall adopt or modify during the calendar year that includes the date of grant for recipients of awards of Restricted Stock; provided, that such requirements and restrictions must be uniform for all recipients of such awards made during the calendar year that includes the date of grant.  Certificates representing such Shares may bear appropriate restrictive legends.

THESE SHARES OF RESTRICTED STOCK ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A HERETO AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Restricted Stock Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with the Plan, the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Restricted Stock Award Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

FPIC INSURANCE GROUP, INC.

By:______________________________

Agreed:

___________________________

Attachment:  Annex A

ANNEX A
TO
FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

It is understood and agreed that the Award of Restricted Stock evidenced by the Restricted Stock Award Agreement to which this is annexed and a part is subject to the following additional terms and conditions:

1.         Forfeiture and Transfer Restrictions.

A.
Forfeiture Restrictions.  Except as provided otherwise in the Participant's employment, severance or other agreement (if applicable) (any such applicable provisions of which being referred to herein as the “Applicable Provisions”) and except as otherwise provided in Section 2 of this Annex A, in the event of the Participant's termination of employment (as defined below) during the Vesting Period (as set forth in the Restricted Stock Award Agreement), any unvested portion of this Restricted Stock Award shall be forfeited as of the date of termination of employment.  Any Applicable Provisions shall be deemed incorporated into and a part of the Restricted Stock Award Agreement.

B.
Transfer Restrictions.  The Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to vesting.  After vesting, the Restricted Stock will be subject to the restrictions on transfer and retention requirements, if any, set forth in the Restricted Stock Award Agreement.

2.         Termination of Employment due to Death or Permanent and Total Disability.  If the Participant's employment is terminated due to the Participant's death or Permanent and Total Disability (as that term is defined in Code § 22(e)(3)), any unvested portion of this Restricted Stock Award shall immediately vest as of the date of such termination of employment.

3.         Change in Control.  Upon a Change in Control, as defined in the Plan, any unvested portion of the Restricted Stock Award will immediately vest as of the date of the Change in Control.  For purposes of clarity, this provision shall not apply to the Restricted Stock Award if the Restricted Stock Award was forfeited prior to the date of the Change in Control.

4.         Vesting of Restricted Stock.  Except as provided otherwise in Sections 1, 2 and 3 of this Annex A, the Restricted Stock shall vest in accordance with the Vesting Schedule set forth in the Restricted Stock Award Agreement.  Any Shares that do not vest shall be forfeited.

5.         Voting Rights, Dividends and Custody.  The Participant shall be entitled to vote the Shares subject to this Award prior to vesting.  The Participant shall not be entitled to receive any dividends with respect to such Shares unless the record date for such dividend occurs after vesting.  Notwithstanding the foregoing, in no event shall the Participant vote or receive dividends paid with respect to any forfeited Shares on or after the date of forfeiture.  The Shares subject to this Award shall be registered in the name of the Participant and held in the Company's custody prior to vesting.  The Participant shall, if so requested by the Company, execute and return to the Company a stock power form respecting the Shares subject to this Award.

6.         Tax Withholding.  The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Restricted Stock, in accordance with Article 15 of the Plan.  With respect to the minimum statutory tax withholding required with respect to the Restricted Stock, the Participant may elect to satisfy such withholding requirement by having the Company withhold Shares from this Award.

7.         Ratification of Actions.  By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company.

8.         Notices.  Any notice hereunder to the Company shall be addressed to its office at One Enterprise Center, 225 Water St., Suite 1400, Jacksonville, FL  32202; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to the Participant at the address specified on the Restricted Stock Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

9.         Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

As used in this Agreement, “termination of employment” shall mean the Participant’s ceasing to be an employee of the Company or any of its Subsidiaries, whether by reason of voluntary or involuntary termination of employment, the Participant’s employer ceasing to be a Subsidiary of the Company, death, Permanent and Total Disability, or otherwise.

10.       Governing Law and Severability.  To the extent not preempted by Federal law, the Restricted Stock Award Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law provisions.  In the event any provision of the Restricted Stock Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Restricted Stock Award Agreement, and the Restricted Stock Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.